Exhibit 99.1

Pulse Biosciences Reports Business Updates and Preliminary Second Quarter 2024 Financial Results

HAYWARD, Calif. [Business Wire] – August 12, 2024. Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a company leveraging its novel and proprietary Nanosecond Pulsed Field Ablation™ (nano-PFA) technology, today announced business updates and preliminary financial results for the second quarter ended June 30, 2024.

Recent Business Highlights

Soft Tissue Ablation

●	Completed the first procedure with the Percutaneous Electrode System in the United States following U.S. FDA 510(k) clearance for the ablation of soft tissue and subsequently completed cases at five sites across the United States.
●	The Company expects to commence a pivotal clinical trial in 2025 to support a specific labeling indication to commercialize the Percutaneous Electrode System in the United States as a treatment for benign thyroid nodules.

Epicardial Surgical Ablation

●	Successfully completed the first two ablation procedures for the treatment of atrial fibrillation (AF) as part of the multi-center, first-in-human feasibility study underway in Europe.
●	Received U.S. FDA Breakthrough Device Designation and won FDA Total Product Life Cycle (TPLC) Advisory Program (TAP) designation for the Cardiac Surgery System for the ablation of cardiac tissue for the treatment of AF.
●	The Company expects to commence its pivotal clinical trial early in 2025 to support a premarket approval (PMA) application for FDA approval to commercialize the nano-PFA Cardiac Surgical System in the United States as a treatment for AF.

Endocardial Catheter Ablation

●	Expanded initial clinical protocol to enroll up to 60 patients, from 30, and participation by two additional sites for the nano-PFA 360° Cardiac Catheter first-in-human feasibility study, and commenced initial ablations in the additional 30-patient cohort.
●	The Company expects to commence a U.S. IDE pivotal clinical study sometime in 2025.

Financial & Corporate Updates

●	Strengthened balance sheet through oversubscribed rights offering generating gross proceeds of $60 million and, upon the exercise of all associated warrants, could generate additional gross proceeds of up to $66 million.
●	Appointed medical device veteran, Paul LaViolette, as Co-Chairman of the Company’s Board of Directors to serve alongside Co-Chairman Robert W. Duggan.

“The second quarter was very productive for Pulse Biosciences. Key milestones of completing the first soft tissue ablation procedures in the U.S., the first epicardial ablations in Europe and expanding enrollment of the endocardial ablation study represent substantial progress advancing our nano-PFA devices and were all achieved since the end of the first quarter,” said Burke T. Barrett, President and Chief Executive Officer of Pulse Biosciences. “We thank our shareholders for their participation in the rights offering. This capital will support our clinical work internationally and our efforts in the U.S. as we pursue regulatory pathways and the generation of high-quality clinical data that will optimize the value of our differentiated nano-PFA technology.”

Preliminary Second Quarter 2024 Financial Results

Total GAAP costs and expenses, representing research and development and general and administrative expenses, for the three months ended June 30, 2024, were $11.7 million. Non-GAAP costs and expenses for the three months ended June 30, 2024, were $9.4 million. Non-GAAP costs and expenses exclude stock-based compensation expense, depreciation and amortization.

Cash and cash equivalents totaled $26.2 million as of June 30, 2024. The cash balance as of June 30, 2024 does not include $60 million in proceeds received from the rights offering that closed in July of 2024. Cash used in the second quarter of 2024 was $8.7 million.

Grant of Inducement Options

In August 2024, the Company granted options to ten new employees of the Company to purchase a collective total of up to 215,000 shares of Company common stock. These awards were granted as an inducement material to their becoming employees of the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and were approved by the Company’s Compensation Committee. The inducement awards were granted on August 8, 2024, pre-market. The options have a ten-year term and an exercise price of $13.76 per share, the closing price per share of the Company’s common stock as reported by Nasdaq on August 7, 2024, the last closing price prior to grant. The options were granted from a pool of equity incentives reserved by the Compensation Committee in March 2024 for issuance as inducements to new employees in accordance with Nasdaq Listing Rule 5635(c)(4).

160,000 of the shares underlying the options awarded to the recipients are subject to vesting in equal annual installments over a four-year period, while 55,000 of the shares underlying the options awarded will vest upon the achievement of market capitalization milestones ranging from $1 billion to $3 billion. The options awarded will be subject to the terms and conditions of stock option agreements to be executed by the new employees and the Company consistent with the Company’s 2017 Inducement Equity Incentive Plan, as amended to date.

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, August 12, 2024, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-704-4453 for domestic callers or 1-201-389-0920 for international callers. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers. Pulse Biosciences is now headquartered in Miami, Florida and maintains its office in Hayward, California.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s future fundraising efforts and whether those efforts will be successful or allow the Company to continue current operations as planned, and statements concerning the Company’s future clinical and regulatory initiatives anywhere in the world, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com